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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Director Option Plan, 2000 Supplemental Plan, PublishOne, Inc. 1999 Stock Plan and Shares Acquired under a Written Compensatory Agreement with Gregory S. Wood of InterTrust Technologies, Inc., of our report dated January 14, 2000, except as to the paragraph titled "Stock Split" of Note 1, as to which the date is January 27, 2000, with respect to the consolidated financial statements of InterTrust Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP
                                       _________________________________________
                                       ERNST & YOUNG LLP

Palo Alto, California
February 22, 2001